SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-23481 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

16 Church Street Hamilton HM11, Bermuda (Address of Principal Executive Offices)		Not Applicable (Zip Code)

(441) 295-2185

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On the recommendation of the Audit Committee, the Board of Directors of ESG Re Limited has approved the engagement of BDO International (“BDO”) as the Company’s independent auditors.  This appointment was reported in a Report on Form 8-K filed on December 10, 2002.  We expected this engagement to become effective as soon as the requirements of Section 89(3A) of the Companies Act 1981 of Bermuda have been completed.  This provision requires the former auditor to supply to the proposed auditor a written explanation of the reason they believe they are being replaced within 15 days of a request.  Under Section 89(3B) of the Companies Act 1981, the proposed auditor may accept the appointment if the requested letter is not received within 15 days.  The 15 day period has elapsed without receipt of the requested letter.  BDO International has accepted their appointment, effective December 24, 2002.

During the two most recent fiscal years and in connection with the interim period ended December 24, 2002, the Company did not consult with BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events envisioned by Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 3, 2003

ESG RE LIMITED

By:	/s/Margaret L. Webster
Margaret L. Webster Chief Operating Officer, General Counsel & Secretary